UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identifica- tion Number)

One Lincoln Street, Boston, Massachusetts		02111
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:   (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01.               Regulation FD Disclosure.

On February 5, 2008 at 12:30 p.m. (EST), Ronald E. Logue, Chairman and Chief Executive Officer of State Street Corporation, and Edward J. Resch, State Street’s Executive Vice President and Chief Financial Officer, will provide a presentation at the Investor and Analyst Forum.  The presentation slides that Mr. Logue and Mr. Resch will present are furnished herewith as Exhibit 99.1, and are incorporated herein by reference.   The presentation will be accessible, in listen-only mode, on State Street’s investor relations home page, at www.statestreet.com/stockholder, and via telephone, at +1 719/325-4804 (confirmation code 8964566). Recorded replays of the presentation will be available on the web site and by telephone +1 719/457-0820 (confirmation code 8964566) beginning at 5:30 p.m. (EST) that day. The telephone replay will be available for approximately two weeks following the conference call.

Item 9.01.               Financial Statements and exhibits.

(c)   Exhibits.   Conference slides for the presentation by Mr. Logue and Mr. Resch at the Investor and Analyst Forum on February 5, 2008 are furnished herewith as Exhibit 99.1.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ James J. Malerba
Name:	James J. Malerba
Title:	Senior Vice President and Corporate Controller

Date: February 5, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Conference slides for the presentation by Mr. Logue and Mr. Resch at the Investor and Analyst Forum on February 5, 2008.